[GRAPHIC OMITTED - LOGO]

Contact: Tom Dougherty
         President & Chief Executive Officer
         404-525-7272


         AIRGATE PCS, INC. ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS


ATLANTA (May 12, 2004) - AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its second fiscal quarter and six months ended March 31, 2004.

Highlights of the quarter include the following:

o Gross additions were 41,741, a 17% increase from 35,601 in the first fiscal quarter of 2004.

o Churn decreased to 2.92% in the second fiscal quarter of 2004 from 3.30% in the second fiscal quarter of 2003 and 3.10% in the first fiscal quarter of 2004.

o Net additions were 7,909 compared to 438 in the first fiscal quarter of 2004.

o Net loss for the period was ($9.9) million compared to ($21.0) million in the second fiscal quarter of 2003, which included a loss from discontinued operations of ($14.3) million.

o EBITDA, earnings before interest, taxes, depreciation and amortization, was $13.2 million compared to $15.1 million in the second fiscal quarter of 2003.

o In February 2004, the Company completed its recapitalization and re-listed its Common Stock on the Nasdaq National Market.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the quarters and the six months ended March 31, 2004 and 2003, include the following:


                                                                       For the Quarters Ended March 31,
                                                            --------------------------------------------------------
                                                                                                            %
                                                                2004          2003         Change        Change
                                                            --------------------------------------------------------
Selected Financial Data (dollars in thousands)
  Revenue                                                      $78,036       $76,749        $1,287          1.7%
  Operating expense                                             76,766        73,275         3,491          4.8%
  Loss from continuing operations                              (9,876)       (6,698)       (3,178)           N/M
  Discontinued operations                                            0      (14,324)        14,324           N/M
  Net income (loss)                                            (9,876)      (21,022)        11,146           N/M
  Capital expenditures                                           5,762         1,028         4,734        460.5%
  Cash and cash equivalents, end of period                      48,593        20,905        27,688        132.4%

Key Operating Metrics and Non-GAAP Financial Measures
  Total subscribers, end of period                             367,807       358,564         9,243          2.6%
  Subscriber gross additions                                    41,741        43,003       (1,262)        (2.9%)
  Subscriber net additions                                       7,909         5,755         2,154         37.4%
  Churn                                                          2.92%         3.30%       (0.38%)           N/M
  ARPU                                                          $56.48        $56.38         $0.10          0.2%
  CPGA                                                            $409          $302          $107         35.4%
  EBITDA (in thousands)                                        $13,162       $15,099      ($1,937)       (12.8%)


                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 2
May 12, 2004


Notable financial effects during the second fiscal quarter of 2004 include:

o A reduction of bad debt expense related to a $1.2 million settlement from Sprint resulting from a change in the bad debt profile for certain subscribers.

o An increase of general and administrative expenses of $0.8 million related to costs associated with the recapitalization completed February 13, 2004.

o Interest expense includes the accrual of interest related to the 9 3/8% notes beginning January 1, 2004 and the 13.5% notes tendered as part of the recapitalization from January 1, 2004 through February 12, 2004. The Company anticipates interest expense for the third fiscal quarter of 2004 will not exceed $8 million.

Notable financial effects during the second fiscal quarter of 2003 include:

o A reduction of cost of service and roaming of $3.6 million related to a special settlement with Sprint.

o An increase of general and administrative expenses of $1.2 million related to consulting fees incurred as part of an operational restructuring.

o Net income was negatively affected by losses of ($14.3) million from the discontinued operations of iPCS.


                                                                       For the Six Months Ended March 31,
                                                            ---------------------------------------------------------
                                                                                                             %
                                                                 2004           2003         Change       Change
                                                            ---------------------------------------------------------
Selected Financial Data (dollars in thousands)
  Revenue                                                     $159,539       $158,614         $925          0.6%
  Operating expense                                            158,220        164,373      (6,153)        (3.7%)
  Loss from continuing operations                             (20,986)       (26,125)        5,139           N/M
  Discontinued operations                                      184,115       (42,571)      226,686           N/M
  Net income (loss)                                            163,129       (68,696)      231,825           N/M
  Capital expenditures                                           7,361          6,654          707         10.6%
  Cash and cash equivalents, end of period                      48,593         20,905       27,688        132.4%

Key Operating Metrics and Non-GAAP Financial Measures
  Total subscribers, end of period                             367,807        358,564        9,243          2.6%
  Subscriber gross additions                                    77,342         98,624     (21,282)       (21.6%)
  Subscriber net additions                                       8,347         19,425     (11,078)       (57.0%)
  Churn                                                          2.99%          3.53%      (0.54%)           N/M
  ARPU                                                          $56.76         $57.38      ($0.62)        (1.1%)
  CPGA                                                            $463           $354         $109         30.8%
  EBITDA (in thousands)                                        $24,978        $17,485       $7,493         42.9%


Management Commentary

"Now that our recapitalization is complete, we have renewed our efforts to develop and retain a more stable and profitable customer base," said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. "Not only did we increase our gross additions over the prior quarter, but we also reduced our churn rate by approximately 20 basis points, largely due to a decrease in involuntary churn. We believe the decisions we made over the last two years to improve the quality of the subscriber base are showing positive results for AirGate."

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 3
May 12, 2004

"We can now focus our full  attention  on further  growing the core  business as well as identifying future growth strategies for the Company," Dougherty continued. "We are grateful for the support we received during the recapitalization and we are now actively engaged in evaluating our strategic alternatives."

Conference Call

AirGate PCS will hold a conference call to discuss this press release Thursday, May 13, 2004, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com or www.fulldisclosure.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on June 13, 2004

About AirGate PCS

AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 4
May 12, 2004

Financial Measures and Key Operating Metrics

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

                                   SCHEDULE I

Financial Measures and Key Operating Metrics

The Company uses certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or
(ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Terms such as subscriber net additions, average revenue per user ("ARPU"), churn and cost per gross addition ("CPGA") are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU and CPGA assist management in budgeting and CPGA also assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn and net subscriber additions, the Company has included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Churn and subscriber net additions are operating statistics with no comparable GAAP financial measure. ARPU and CPGA are supplements to GAAP financial information and should not be considered an alternative to, or more meaningful than, revenues, expenses, loss from continuing operations, or net income (loss) as determined in accordance with GAAP.

Earnings before interest, taxes, depreciation and amortization, or "EBITDA", is a performance metric used by AirGate and by other companies. Management believes that EBITDA is a useful adjunct to loss from continuing operations and other measurements under GAAP because it is a meaningful measure of a company's performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance and is sometimes used to evaluate performance for executive compensation. The Company has included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is loss from continuing operations, as well as a reconciliation of EBITDA to loss from continuing operations. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net income
(loss), loss from continuing operations, or operating income (loss) as determined in accordance with GAAP. EBITDA has distinct limitations as compared to GAAP information such as net income (loss), loss from continuing operations, or operating income (loss). By excluding interest and income taxes for example, it may not be apparent that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the decreases in the value of assets that produce revenue for the Company.

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 5
May 12, 2004

ARPU, churn, CPGA and EBITDA as used by the Company may not be comparable to a similarly titled measure of another company.

The following terms used in this report have the following meanings:

o "ARPU" summarizes the average monthly service revenue per user, excluding roaming revenue. The Company excludes roaming revenue from its ARPU calculation because this revenue is generated from customers of Sprint and other carriers that use our network and not directly from our subscribers. ARPU is computed by dividing average monthly service revenue for the period by the average subscribers for the period.

o "Churn" is the average monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the period, expressed as a percentage of the average subscribers for the period. Churn is computed by dividing the number of subscribers that discontinued service during the period, net of 30-day returns, by the average subscribers for the period.

o "CPGA" summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the income statement components of selling and marketing (including commissions and upgrade costs), cost of equipment and activation costs (which are included as a component of cost of service and roaming) and reducing that amount by the equipment revenue recorded. That net amount is then divided by the total new subscribers acquired during the period.

o    "EBITDA"  means  earnings  before   interest,   taxes,   depreciation   and
     amortization.



                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 6
May 12, 2004

                                  AIRGATE PCS, INC.
                           Consolidated Balance Sheets
           (Dollars in thousands, except share and per share amounts)


                                                                                          March 31,        September 30,
                                                                                            2004               2003
                                                                                      -----------------  -----------------
                                                                                        (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                                 $ 48,593           $ 54,078
    Accounts receivable, net of allowance for doubtful
      accounts of $3,861 and $4,635                                                             24,477             26,994
    Receivable from Sprint                                                                      11,957             15,809
    Inventories                                                                                  3,469              2,132
    Prepaid expenses                                                                             5,699              2,107
    Other current assets                                                                           316                145
                                                                                      -----------------  -----------------
      Total current assets                                                                      94,511            101,265
Property and equipment, net of accumulated depreciation and
    amortization of $153,645 and $129,986                                                      161,772            178,070
Financing costs                                                                                  3,182              6,682
Direct subscriber activation costs                                                               2,662              3,907
Other assets                                                                                     1,017                992
                                                                                      -----------------  -----------------
                Total assets                                                                 $ 263,144          $ 290,916
                                                                                      =================  =================

Liabilities and Stockholders' Deficit
Current liabilities:
    Accounts payable                                                                           $ 2,247            $ 5,945
    Accrued expense                                                                             13,970             12,104
    Payable to Sprint                                                                           48,761             45,069
    Deferred revenue                                                                             8,621              7,854
    Current maturities of long-term debt                                                        17,113             17,775
                                                                                      -----------------  -----------------
      Total current liabilities                                                                 90,712             88,747
Deferred subscriber activation fee revenue                                                       4,585              6,701
Other long-term liabilities                                                                      2,148              1,841
Long-term debt, excluding current maturities                                                   257,237            386,509
Investment in iPCS                                                                                   -            184,115
                                                                                      -----------------  -----------------
      Total liabilities                                                                        354,682            667,913

Commitments and contingencies                                                                        -                  -

Stockholders' deficit:
    Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares
      issued and outstanding                                                                         -                  -
    Common stock, $.01 par value; 30,000,000 shares authorized; 11,761,951 and 5,192,238
      shares issued and outstanding at March 31, 2004 and September 30, 2003                       118                 52
    Additional paid-in-capital                                                               1,046,193            924,095
    Unearned stock compensation                                                                    (37)              (203)
    Accumulated deficit                                                                     (1,137,812)        (1,300,941)
                                                                                      -----------------  -----------------
      Total stockholders' deficit                                                              (91,538)          (376,997)
                                                                                      -----------------  -----------------
                Total liabilities and stockholders' deficit                                  $ 263,144          $ 290,916
                                                                                      =================  =================

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 7
May 12, 2004

                            AIRGATE PCS, INC.
                      Consolidated Statements of Operations
           (Dollars in thousands, except share and per share amounts)


                                                                       Three Months Ended              Six Months Ended
                                                                            March 31,                      March 31,
                                                                  -----------------------------  -----------------------------
                                                                      2004            2003           2004            2003
                                                                  -------------   -------------  -------------   -------------
Revenue:
     Service revenue                                                    61,656        $ 60,163      $ 123,829       $ 120,096
     Roaming revenue                                                    13,498          13,895         29,981          32,805
     Equipment revenue                                                   2,882           2,691          5,729           5,713
                                                                  -------------   -------------  -------------   -------------
        Total revenue                                                   78,036          76,749        159,539         158,614

Operating Expense:
     Cost of service and roaming (exclusive of
        depreciation and amortization as shown
        separately below)                                               39,422          40,747         81,911          92,170
     Cost of equipment                                                   7,202           3,455         13,788          10,302
     Selling and marketing expense                                      11,916          11,384         26,063          28,203
     General and administrative expense                                  6,337           5,844         12,804          10,036
     Depreciation and amortization of property
        and equipment                                                   11,892          11,625         23,659          23,244
     Loss (gain) on disposal of property and equipment                      (3)            220             (5)            418
                                                                  -------------   -------------  -------------   -------------
        Total operating expense                                         76,766          73,275        158,220         164,373
                                                                  -------------   -------------  -------------   -------------
        Operating income (loss)                                          1,270           3,474          1,319          (5,759)
Interest income                                                            165              25            322              25
Interest expense                                                       (11,311)        (10,197)       (22,627)        (20,391)
                                                                  -------------   -------------  -------------   -------------
        Loss from continuing operations before income tax               (9,876)         (6,698)       (20,986)        (26,125)
Income tax                                                                   -               -              -               -
                                                                  -------------   -------------  -------------   -------------
        Loss from continuing operations                                 (9,876)         (6,698)       (20,986)        (26,125)
Discontinued Operations:
     Loss from discontinued operations                                       -         (14,324)             -         (42,571)
     Gain on disposal of discontinued operations net
        of $0 income tax expense                                             -               -        184,115               -
                                                                  -------------   -------------  -------------   -------------
        Income (loss) from discontinued operations                           -         (14,324)       184,115         (42,571)
                                                                  -------------   -------------  -------------   -------------
        Net income (loss)                                             $ (9,876)       $(21,022)     $ 163,129        $(68,696)
                                                                  =============   =============  =============   =============

Basic and diluted weighted-average number of shares
   outstanding                                                        8,152,162       5,185,887      6,664,131       5,175,241

Basic and diluted earnings (loss) per share:
     Loss from continuing operations                                   $ (1.21)        $ (1.29)       $ (3.15)        $ (5.05)
     Income (loss) from discontinued operations                              -           (2.76)         27.63           (8.22)
                                                                  -------------   -------------  -------------   -------------
        Net income (loss)                                              $ (1.21)        $ (4.05)       $ 24.48        $ (13.27)
                                                                  =============   =============  =============   =============

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 8
May 12, 2004

                          AIRGATE PCS, INC.
            Non-GAAP Financial Measures and Key Operating Statistics
                   (Dollars in thousands except per unit data)


                                                                       For the Quarters Ended March 31,
                                                     ----------------------------------------------------------------------
                                                                                           Increase           Increase
                                                            2004           2003           (Decrease)$        (Decrease)%
                                                     --------------   --------------    ----------------   ----------------

Total subscribers, end of period                           367,807          358,564               9,243               2.6%
Subscriber gross additions                                  41,741           43,003              (1,262)             (2.9%)
Subscriber net additions                                     7,909            5,755               2,154              37.4%
Churn                                                        2.92%            3.30%              (0.38%)                NM
ARPU                                                       $ 56.48          $ 56.38              $ 0.10               0.2%
CPGA                                                         $ 409            $ 302               $ 107              35.4%
EBITDA                                                    $ 13,162         $ 15,099            $ (1,937)            (12.8%)


                                                                       For the Quarters Ended March 31,
                                                     ----------------------------------------------------------------------
                                                                                           Increase           Increase
                                                           2004            2003           (Decrease)$        (Decrease)%
                                                     --------------   --------------    ----------------   ----------------
Loss from continuing operations                           $ (9,876)        $ (6,698)           $ (3,178)            (47.4%)
Depreciation and amortization of property
  and equipment                                             11,892           11,625                 267               2.3%
Interest income                                               (165)             (25)               (140)                NM
Interest expense                                            11,311           10,197               1,114              10.9%
                                                     --------------   --------------    ----------------
EBITDA                                                    $ 13,162         $ 15,099            $ (1,937)            (12.8%)
                                                     ==============   ==============    ================


                                                                       For the Quarters Ended March 31,
                                                     ----------------------------------------------------------------------
                                                                                           Increase           Increase
                                                           2004            2003           (Decrease)$        (Decrease)%
                                                     --------------   --------------    ----------------   ----------------

Average Revenue Per User (ARPU):
Service revenue                                           $ 61,656         $ 60,163             $ 1,493               2.5%
Average subscribers                                        363,853          355,687               8,166               2.3%
ARPU                                                       $ 56.48          $ 56.38              $ 0.10               0.2%


                                                                       For the Quarters Ended March 31,
                                                     ----------------------------------------------------------------------
                                                                                           Increase           Increase
                                                           2004           2003           (Decrease)$        (Decrease)%
                                                     --------------   --------------    ----------------   ----------------
Cost Per Gross Addition (CPGA):
Selling and marketing expense                             $ 11,916         $ 11,384               $ 532               4.7%
Plus: activation costs                                         838              843                  (5)             (0.6%)
Plus: cost of equipment                                      7,202            3,455               3,747             108.5%
Less: equipment revenue                                     (2,882)          (2,691)               (191)             (7.1%)
                                                     --------------   --------------    ----------------
Total acquisition costs                                   $ 17,074         $ 12,991             $ 4,083              31.4%
                                                     ==============   ==============    ================
Gross additions                                             41,741           43,003              (1,262)             (2.9%)
CPGA                                                         $ 409            $ 302               $ 107              35.4%

                                     -MORE-

AirGate PCS Announces Second Quarter Fiscal 2004 Results
Page 9
May 12, 2004

                          AIRGATE PCS, INC.
            Non-GAAP Financial Measures and Key Operating Statistics
                   (Dollars in thousands except per unit data)


                                                                         For the Six Months Ended March 31,
                                                       ----------------------------------------------------------------------
                                                                                              Increase           Increase
                                                           2004              2003            (Decrease)$       (Decrease)%
                                                       --------------   --------------    ----------------   ----------------
Total subscribers, end of period                          367,807            358,564              9,243               2.6%
Subscriber gross additions                                 77,342             98,624            (21,282)            (21.6%)
Subscriber net additions                                    8,347             19,425            (11,078)            (57.0%)
Churn                                                       2.99%              3.53%             (0.54%)                NM
ARPU                                                      $ 56.76            $ 57.38            $ (0.62)             (1.1%)
CPGA                                                        $ 463              $ 354              $ 109              30.8%
EBITDA                                                   $ 24,978           $ 17,485            $ 7,493              42.9%


                                                                     For the Six Months Ended March 31,
                                                       ----------------------------------------------------------------------
                                                                                              Increase           Increase
                                                           2004              2003            (Decrease)$       (Decrease)%
                                                       --------------   --------------    ----------------   ----------------
Loss from continuing operations                             $ (20,986)         $ (26,125)           $ 5,139              19.7%
Depreciation and amortization of property
 and equipment                                                 23,659             23,244                415               1.8%
Interest income                                                  (322)               (25)              (297)                NM
Interest expense                                               22,627             20,391              2,236              11.0%
                                                      ----------------   ----------------    ---------------
EBITDA                                                       $ 24,978           $ 17,485            $ 7,493              42.9%
                                                      ================   ================    ===============


                                                                         For the Six Months Ended March 31,
                                                       ----------------------------------------------------------------------
                                                                                              Increase           Increase
                                                           2004              2003            (Decrease)$       (Decrease)%
                                                       --------------   --------------    ----------------   ----------------
Average Revenue Per User (ARPU):
Service revenue                                        $ 123,829          $ 120,096            $ 3,733               3.1%
Average subscribers                                      363,634            348,852             14,782               4.2%
ARPU                                                     $ 56.76            $ 57.38            $ (0.62)             (1.1%)


                                                                         For the Six Months Ended March 31,
                                                       ----------------------------------------------------------------------
                                                                                              Increase           Increase
                                                           2004              2003            (Decrease)$       (Decrease)%
                                                       --------------   --------------    ----------------   ----------------
Cost Per Gross Addition (CPGA):
Selling and marketing expense                                $ 26,063           $ 28,203           $ (2,140)             (7.6%)
Plus: activation costs                                          1,718              2,111               (393)            (18.6%)
Plus: cost of equipment                                        13,788             10,302              3,486              33.8%
Less: equipment revenue                                        (5,729)            (5,713)               (16)             (0.3%)
                                                      ----------------   ----------------    ---------------
Total acquisition costs                                      $ 35,840           $ 34,903              $ 937               2.7%
                                                      ================   ================    ===============
Gross additions                                                77,342             98,624            (21,282)            (21.6%)
CPGA                                                            $ 463              $ 354              $ 109              30.8%


                                     -END-